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                               EXHIBIT (10)(O)


                        HELLER INTERNATIONAL CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN



                                   SECTION 1
                                  INTRODUCTION

   1.1 The Plan and Its Effective Date. The Heller International Corporation Executive Deferred Compensation Plan ("Plan") is established as of January 1, 1994 (the "Effective Date").

   1.2 Purpose. Heller International Corporation (the "Company") has established the Plan for a select group of management and highly compensated employees of the Company or any subsidiary or affiliate that adopts the Plan in accordance with Section 7 to retain and attract highly qualified personnel by offering the benefits of a non-qualified, unfunded plan of deferred compensation. The Plan is intended to be a top-hat plan described in Section 201(2) of the Employee Retirement Income Security Act of 1974 ("ERISA").

   1.3 Administration. The Plan shall be administered by a committee (the "Committee") appointed by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). The Committee shall have the powers set forth in the Plan and the power to interpret its provisions. Any decisions of the Committee shall be final and binding on all persons with regard to the Plan. The Committee may delegate its authority hereunder to one or more officers or directors of the Company. The members of the Committee shall serve at the pleasure of the Compensation Committee and may be removed, with or without cause, by the Compensation Committee.


                                   SECTION 2
                      PARTICIPATION AND DEFERRAL ELECTIONS

   2.1    Eligibility and Participation.   Subject to the conditions and
limitations of the Plan, all senior executives and all top mid-level executives (salary grade 18 or above) of the Company or an Employer (as defined in Section 7.1) and such other executives of the Company or an Employer identified as eligible by the Committee shall be eligible to participate in the Plan ("Eligible Employees"). Any Eligible Employee who makes a Deferral Election as described in Section 2.2 below shall become a participant in the Plan ("Participant") and shall remain a Participant until the entire balance of his Deferral Account (defined in Section 4.1 below) is distributed to him.
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   2.2    Rules for Deferral Elections.  Any Eligible Employee may make an irrevocable election ("Deferral Election") to defer receipt of his Incentive Payments, Annual Bonus, and/or Annual Base Salary (as these terms are defined in Section 2.3) for a calendar year in accordance with the rules set forth below:

         (a) An individual shall be eligible to make a Deferral Election only if he is an Eligible Employee on the date such election is made.

         (b) All Deferral Elections must be made in writing on such forms as the Committee may prescribe and must be received by the Committee no later than the date specified by the Committee. In no event will the date specified by the Committee be later than the end of the month that precedes the earliest date that the amount being deferred is made available to such Eligible Employee.

         (c) Deferred amounts will be deferred to the date specified by the Eligible Employee at the time of his initial Deferral Election (the "Distribution Date"). Except as provided in subsection
                 (f) below, the Distribution Date specified at the time of the Eligible Employee's initial Deferral Election is irrevocable and shall apply to all amounts deferred by the Eligible Employee under the Plan.

         (d) The Distribution Date specified by the Participant at the time of his initial Deferral Election shall be either (i) a specified date not earlier than January 1 immediately following the third anniversary of the date on which the Eligible Employee files his initial Deferral Election (the "Designated Distribution Date"), (ii) the Eligible Employee's Termination of Employment (as defined in subsection (e), below) or a specified date coinciding with or next following the Eligible Employee's Termination of Employment (e.g., January 1 coinciding with or next following the Eligible Employee's Termination of Employment), or (iii) the earlier of
                 (i) or (ii) above, as may be elected by the Eligible Employee at the time of his initial Deferral Election.

         (e) For purposes of this Plan, a "Termination of Employment" occurs when a person leaves the employ of the Company (including all subsidiaries and affiliates) by reason of a resignation, discharge, retirement, or death; provided that in the event a person receives periodic severance payments after he leaves the employ of the Company (or any subsidiary or affiliate), then such person's Termination of Employment shall occur on the date on which the final periodic severance payment is made.

         (f) A Participant may make a one-time election after the Participant's initial Deferral Election to extend the Distribution Date; provided that such election shall not be effective unless the Committee receives the election at least one year and one day before the Distribution Date elected by the Participant at the time of his initial Deferral Election.



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         (g)     At the time of the Participant's initial Deferral Election, the Participant must elect, in writing on such form as the Committee may prescribe, the form of payment of the Participant's Deferral Account. The Deferral Account may be paid in a single lump sum or in substantially equal annual installments over a five, ten or fifteen year period in accordance with Section 5.1. Except as provided in Section 5.1, the Participant's election as to the form of payment of his Deferral Account made at the time of the Participant's initial Deferral Election shall apply to all amounts deferred by the Eligible Employee under the Plan.

         (h) At the time of the Participant's initial Deferral Election, the Participant shall specify, in writing on such form as may be prescribed by the Committee, the manner in which income, gains, losses and expenses are credited or charged to a Participant's Deferral Accounts in accordance with Section 4.2.

         (i) No Deferral Election shall apply to any amounts which in the absence of a Deferral Election would be payable to the Eligible Employee on or after January 1, 1999 or such later date as may be permitted by the Board of Directors of the Company.

         (j) A Deferral Election shall be irrevocable; provided that if the Committee determines that a Participant has an Unforeseeable Financial Emergency (as defined in Section 5.6), then the Participant's Deferral Election in effect at the time of the Unforeseeable Financial Emergency shall be revoked with respect to all amounts not previously deferred at the time the Committee determines that the Participant has an Unforeseeable Financial Emergency; and further provided that if a Participant receives a distribution on account of hardship under any qualified plan that is described in Section 401(k) of the Internal Revenue Code (the "Code") and which is maintained by the Company, an Employer or a commonly controlled entity (as defined in Code Sections 414(b) and (c)) of the Company or an Employer (a "401(k) Plan"), then no amounts may be deferred under the Plan for a period of 12 months following the date the Participant receives the distribution on account of hardship from the 401(k) Plan.

         2.3 Amounts Deferred. An Eligible Employee may make a Deferral Election to defer receipt of the following amounts:

         (a) All or any portion of his incentive payments ("Incentive Payments") under the Long-term Incentive Plan of Heller International Corporation with respect to performance in the calendar year in which the Deferral Election is made in increments of 25%.

         (b) All or any portion of his annual bonus ("Annual Bonus") for a calendar year under Management Incentive Plan of Heller International Corporation in increments of 25%.





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         (c)     Up to 15% of his annual base salary excluding severance
                 payments ("Annual Base Salary") in increments of 1%.

         (d) Such other bonuses and incentive payments under any plan or arrangement established by an Employer as the Chairman of the Board of Directors of the Company (the "Chairman") may designate as compensation eligible for deferral under this Plan in such increments and subject to such limitations and restrictions as the Chairman may establish.


                                   SECTION 4
                               DEFERRAL ACCOUNTS

         4.1 Deferral Accounts. All amounts deferred pursuant to one or more Deferral Elections under the Plan shall be allocated to a bookkeeping account in the name of the Participant ("Deferral Account"). Amounts deferred pursuant to a Deferral Election shall be credited to the Deferral Account as of the Deferral Crediting Date (as defined below) coinciding with or next following the date on which, in the absence of a Deferral Election, the Participant would otherwise have received the deferred amounts. The "Deferral Crediting Date" shall be the business day coinciding with or next preceding the 15th day of each calendar month (the "Mid-Month Deferral Crediting Date") and the business day coinciding with or next preceding the last day of each calendar month (the "End-of-Month Deferral Crediting Date").

         4.2 Investment Elections and Income Crediting. As of the last business day of each calendar month (or such other dates as the Committee, in its discretion, may designate) ("Valuation Date"), each Participant's Deferral Account will be credited with income and gains and charged with losses, expenses and distributions equal to the amount by which the Deferral Account would have been credited or charged since the prior Valuation Date (in the manner described below) had the Participant's Deferral Account been invested in the Investment Funds (as defined below) selected by the Participant in accordance with the Participant's investment elections.

         The "Investment Funds" shall consist of two or more mutual funds designated by the Committee, in its sole discretion, for Participants' investment elections. The Committee may, in its sole discretion, designate additional Investment Funds or terminate existing Investment Funds.


         A Participant must make an investment election at the time of his initial Deferral Election. The investment election shall designate the portion of the amounts deferred which are to be treated as invested in each available Investment Fund. A Participant's investment election shall remain in effect with respect to each subsequent deferral until the Participant files a change in investment election with the Committee. A Participant may change his investment election either with respect to amounts deferred following the change in investment election or with respect to the investment allocation of the Participant's existing Deferral Account, as the Participant may elect. A change in investment election must be filed with the





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Committee on a form prescribed by the Committee.  A change in investment election will become effective on the first business day of the calendar quarter following the Committee's receipt of the change in investment election; provided that the Committee receives the change in investment election no later than the 15th day of the last month of the preceding calendar quarter (or such earlier or later date as may be permitted or required by the Committee).

         Notwithstanding any provisions herein to the contrary, amounts deferred during any calendar month shall not be treated as invested among the Investment Funds selected by the Participant in his investment election until the first business day of the following month. Amounts deferred as of the Mid-Month Deferral Crediting Date (the "Mid-Month Deferred Amount") shall be deemed to have been invested in the Transition Fund for the period from the Mid-Month Deferral Crediting Date through the last day of the month that includes the Mid-Month Deferral Crediting Date (or, if such last day is not a business day, the next following business day). The "Transition Fund" is a money market fund or such other investment fund designated by the Committee in its sole discretion which is invested primarily in short-term securities. As of each Valuation Date the Committee (or its delegate) shall determine the net income, gains or losses of the Transition Fund since the preceding Mid-Month Deferral Crediting Date determined as if Participants' Mid-Month Deferrals for the month were actually invested in the Transition Fund. The Committee (or its delegate) shall proportionately allocate the net income, gains or losses of the Transition Fund among the Participants' Deferral Accounts by crediting (or charging) each such Deferral Account by an amount equal to the net income, gains or losses of the Transition Fund multiplied by a fraction, the numerator of which is the amount of the Participant's Mid-Month Deferred Amount for such month and the denominator of which is the total amount of all Participants' Mid-Month Deferred Amounts for such month. As of the first business day of each month the amounts deferred during the immediately preceding month increased by any income or gains and reduced by any losses and expenses credited or charged with respect to the Participant's Mid-Month Deferred Amounts for the immediately preceding month shall be treated as if invested among the Investment Funds selected by the Participant in his investment election.

         As of each Valuation Date the Committee (or its delegate) shall determine the net income, gains or losses of each Investment Fund since the preceding Valuation Date determined as if Participants' Deferral Accounts were actually invested in the Investment Funds in accordance with Participants' investment elections. The Committee (or its delegate) shall proportionately allocate the net income, gains or losses of each Investment Fund among the Participants' Deferral Accounts as valued as of the preceding Valuation Date (reduced by any distributions therefrom since the preceding Valuation Date) by crediting (or charging) each such Deferral Account by an amount equal to the net income, gains or losses of each Investment Fund multiplied by a fraction, the numerator of which is the balance of such Deferral Account deemed invested in such Investment Fund as of the preceding Valuation Date (reduced by any distributions therefrom since the preceding Valuation Date) and the denominator of which is the total value of all Deferral Accounts deemed invested in such Investment Fund as of the preceding Valuation Date (reduced by any distributions therefrom since the preceding Valuation Date); provided however that for the purpose of allocating such income as of the first Valuation Date, the numerator and denominator of the preceding fraction shall be determined by using Deferral Account balances as of the first Valuation Date after all





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contributions are credited thereto and before income is allocated as provided in this Section 4.2.

         4.3 Vesting. A Participant shall be fully vested at all times in the balance of his Deferral Account.


                                   SECTION 5
                              PAYMENT OF BENEFITS

         5.1 Time and Method of Payment. Payment of a Participant's Deferral Account shall be made in the form of a single lump sum or shall commence in the form of installments as elected by the Participant at the time of his initial Deferral Election. A Participant may make a one-time election after the Eligible Employee's initial Deferral Election to change the form of payment elected by the Participant; provided that such election shall not be effective unless the election to change the form of payment is received by the Committee at least one year and one day before the Participant's Distribution Date.

         If a Participant's Deferral Account is payable in a single lump sum, the payment shall be made as soon as possible following the Valuation Date coinciding with or next following the Participant's Distribution Date in an amount equal to the value of the Participant's Deferral Account as of the Valuation Date coinciding with or immediately preceding the date on which the balance of the Deferral Account is paid to the Participant.

         If a Participant's Deferral Account is payable in the form of installment payments, then the Participant's Deferral Account shall be paid in substantially equal annual installments over a five, ten or fifteen year period (as elected by the Participant in accordance with this Section 5.1) commencing as soon as practical after the Valuation Date coinciding with or next following the Participant's Distribution Date.

         Each installment payment shall be computed by dividing the balance of the Participant's Deferral Account as of the Valuation Date coinciding with or immediately preceding the installment payment date by the number of payments remaining in the installment period.

         5.2 Payment Upon Disability. In the event a Participant becomes Disabled (as defined below) before his Distribution Date, payment of the Participant's Deferral Account shall be made or shall commence (in the form of payment elected by the Participant in accordance with Sections 2.2(g) and 5.1) as soon as practical after the Valuation Date coinciding with or next following the date on which the Committee determines that the Participant is Disabled.

         For purposes of this Section 5.2, a Participant shall be "Disabled" if he has a physical or mental condition resulting from a bodily injury, disease, or mental disorder, which renders the Participant presumably permanently incapable of performing his normal employment duties. Such determination shall be made by the Committee on the basis of such medical and other competent evidence as the Committee shall deem relevant.





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         5.3     Payment Upon Death of a Participant.  Notwithstanding any
election by the Participant regarding the timing and manner of payment of his Deferral Account, a Participant's Deferral Account shall be paid to the Participant's Beneficiary (designated in accordance with Section 5.4) in a single lump sum as soon as practical following the Valuation Date coinciding with or next following the Participant's Death.

         5.4 Beneficiary. If a Participant is married on the date of his death, then his Beneficiary shall be the Participant's spouse, unless the Participant (with his spouse's written consent) names a Beneficiary or Beneficiaries (other than the Participant's spouse) to receive the balance of the Participant's Deferral Account in the event of the Participant's death prior to the payment of his entire Deferral Account. To be effective, any Beneficiary designation shall be filed in writing with the Committee. A Participant may revoke an existing Beneficiary designation by filing another written Beneficiary designation with the Committee. The latest Beneficiary designation received by the Committee shall be controlling.

         If no Beneficiary is named by a Participant or if he survives all of his named Beneficiaries, the Deferral Account shall be paid in the following order of precedence:

                 (1)      the Participant's spouse;

                 (2) the Participant's children (including adopted children), per stirpes; or

                 (3)      the Participant's estate.

         In order for a married Participant's Beneficiary designation to be effective, the Participant's spouse must consent to the Beneficiary designation. A valid spousal consent:

                 (1) must be in writing acknowledging the effect of the consent;

                 (2)      must be witnessed by a notary public;

                 (3) must be effective only for the spouse who executes the consent; and

                 (4) must designate a Beneficiary or Beneficiaries who may not be changed by the Participant without the spouse's consent, unless the Participant names his spouse as his sole Beneficiary or the spouse's consent in the first instance expressly permits designations by the Participant without any requirement of further consent by the spouse.

         5.5     Form of Payment.  All payments shall be made in cash.

         5.6 Unforeseeable Financial Emergency. If the Committee determines that a Participant has incurred an Unforeseeable Financial Emergency (as defined below), the Participant may withdraw in cash the portion of the balance of his Deferral Account needed to





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satisfy the Unforeseeable Financial Emergency, to the extent that the
Unforeseeable Financial Emergency may not be relieved:

                 (1) Through reimbursement or compensation by insurance or otherwise; or

                 (2) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

         An "Unforeseeable Financial Emergency" is a severe financial hardship to the Participant resulting from:

                 (1) A sudden and unexpected illness or accident of the Participant or of a dependent of the Participant;

                 (2)      Loss of the Participant's property due to casualty; or

                 (3) Such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant as determined by the Committee.

         A withdrawal on account of an Unforeseeable Financial Emergency shall be paid as soon as possible after the Valuation Date coinciding with or next following the date on which the Committee approves the withdrawal.

         In the event a Participant is entitled to a withdrawal from the Plan on account of an Unforeseeable Financial Emergency and at the same time is entitled to a distribution on account of hardship from a 401(k) Plan (as defined in Section 2.2(j)), the Participant must withdraw his entire Deferral Account under the Plan on account of the Unforeseeable Financial Emergency before he may receive any distribution on account of hardship under the 401(k) Plan.

         5.7 Withholding of Taxes. The Company shall withhold any applicable Federal, state or local income tax from payments due under the Plan. The Company shall also withhold Social Security taxes, including the Medicare portion of such taxes, and any other employment taxes as necessary to comply with applicable laws.


                                   SECTION 6
                                 MISCELLANEOUS

         6.1 Funding. Benefits payable under the Plan to any Participant shall be paid directly by the Participant's Employer (including the Company if the Participant is employed by the Company). The Company and the Employers shall not be required to fund, or otherwise segregate assets to be used for payment of benefits under the Plan. While the Company and the Employers may, in the discretion of the Committee, make investments in the mutual funds designated by the Committee as Investment Funds in amounts equal or unequal to





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Participants' investment elections hereunder, the Company and the Employers shall not be under any obligation to make such investments and any such investment shall remain an asset of the Company or the Employer subject to the claims of its general creditors. Notwithstanding the foregoing, the Company and the Employers, in the discretion of the Committee, may maintain one or more grantor trusts ("Trust") to hold assets to be used for payment of benefits under the Plan. The assets of the Trust with respect to benefits payable to the employees of each Employer shall remain the assets of such Employer subject to the claims of its general creditors. Any payments by a Trust of benefits provided to a Participant under the Plan shall be considered payment by the Company or the Employer and shall discharge the Company or the Employer of any further liability under the Plan for such payments.

         6.2 Benefit Statements. As soon as practical after the end of each calendar year (or after such additional date or dates as the Committee, in its discretion, may designate), the Committee shall provide each Participant with a statement of the balance of his Deferral Account hereunder as of the last day of such calendar year (or as of such other dates as the Committee, in its discretion may designate).

         6.3 Employment Rights. Establishment of the Plan shall not be construed to give any Eligible Employee the right to be retained in the Company's service or to any benefits not specifically provided by the Plan.

         6.4 Interests Not Transferable. Except as to withholding of any tax under the laws of the United States or any state or locality and the provisions of Section 5.4, no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No person shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan, or if by any reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Committee, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them for or to the benefit of such person entitled thereto under the Plan or his spouse, children or other dependents, or any of them, in such manner as the Committee may deem proper.

         6.5 Forfeitures and Unclaimed Amounts. Unclaimed amounts shall consist of the amounts of the Deferral Account of a Participant that cannot be distributed because of the Committee's inability, after a reasonable search, to locate a Participant or his Beneficiary, as applicable, within a period of two
(2) years after the Valuation Date upon which the payment of benefits become due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of the Company under the Plan. After an unclaimed amount has been forfeited, the Participant or Beneficiary, as applicable, shall have no further right to his Deferral Account.





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         6.6     Controlling Law.  The law of Illinois, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan to the extent not preempted by ERISA.

         6.7 Gender and Number. Words in the masculine gender shall include the feminine, and the plural shall include the singular and the singular shall include the plural.

         6.8 Action by the Company. Except as otherwise specifically provided herein, any action required of or permitted by the Company under the Plan shall be by resolution of the Board of Directors of the Company or by action of any member of the Committee or person(s) authorized by resolution of the Board of Directors of the Company.


                                   SECTION 7
                             EMPLOYER PARTICIPATION

         7.1 Adoption of Plan. Any subsidiary or affiliate of the Company (including any domestic or foreign entity which is related to the Company by less than a 50% direct or indirect ownership interest by or in the Company) (an "Employer") may, with the approval of the Committee and under such terms and conditions as the Committee may prescribe, adopt the corresponding portions of the Plan by resolution of its board of directors. The Committee may amend the Plan as necessary or desirable to reflect the adoption of the Plan by an Employer, provided however, that an adopting Employer shall not have the authority to amend or terminate the Plan under Section 8.

         7.2 Withdrawal from the Plan by Employer. Any such Employer shall have the right, at any time, upon the approval of and under such conditions as may be provided by the Committee, to withdraw from the Plan by delivering to the Committee written notice of its election so to withdraw. Upon receipt of such notice by the Committee, the portion of the Deferral Account of Participants and Beneficiaries attributable to amounts deferred while the Participants were employees of such withdrawing Employer, plus any net earnings, gains and losses on such amounts, shall be distributed from the Trust at the direction of the Committee in cash at such time or times as the Committee, in its sole discretion, may deem to be in the best interest of such employees and their Beneficiaries. To the extent the amounts held in the Trust for the benefit of such Participants and Beneficiaries are not sufficient to satisfy the Employer's obligation to such Participants and their Beneficiaries accrued on account of their employment with the Employer, the remaining amount necessary to satisfy such obligation shall be an obligation of the Employer, and the Company shall have no further obligation to such Participants and Beneficiaries with respect to such amounts.


                                   SECTION 8
                           AMENDMENT AND TERMINATION

         The Company intends the Plan to be permanent, but reserves the right at any time by action of its Board of Directors to modify, amend or terminate the Plan, provided, however,





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that any amendment or termination of the Plan shall not reduce or eliminate any
Deferral Account accrued through the date of such amendment or termination, increased by any income and gain credited to the Participant's Deferral Account and reduced by any losses, expenses and distributions charged to the Participant's Deferral Account in accordance with Section 4.2.

         The Committee shall have the same authority to adopt amendments to the Plan as the Board of Directors of the Company in the following circumstances:

                 (a) to adopt amendments to the Plan which the Committee determines are necessary or desirable for the Plan to comply with or to obtain benefits or advantages under the provisions of applicable law, regulations or rulings or requirements of the Internal Revenue Service or other governmental or administrative agency or changes in such law, regulations, rulings or requirements; and

                 (b) to adopt any other procedural or cosmetic amendment that the Committee determines to be necessary or desirable that does not materially change benefits to Participants or their Beneficiaries or materially increase the Company's or adopting Employers' obligations under the Plan.

The Committee shall provide notice of amendments adopted by the Committee to the Board of Directors of the Company on a timely basis.


         Executed in multiple originals this 30th day of December, 1993.


                                            HELLER INTERNATIONAL CORPORATION



                                            By: Peggi L. Sturm
                                                ----------------------

                                            Title: Vice President
                                                   -------------------




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                             FIRST AMENDMENT TO THE
                        HELLER INTERNATIONAL CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN


Heller International Corporation ("HIC") hereby amends its Executive Deferred Compensation Plan (the "Plan") as of October 1, 1994.

   WHEREAS, HIC has established the Plan for a select group of management and highly compensated employees;

   WHEREAS, Heller Financial, Inc. ("HFI"), Heller Financial Leasing, Inc. ("HFLI"), and Heller International Group, Inc. ("HIG") have adopted the Plan for certain of their respective management and highly compensated employees in accordance with Section 7 of the Plan; and

   WHEREAS, HIC has determined that this amendment is necessary and desirable and hereby amends the Plan in accordance with Section 8 of the Plan.

   NOW, THEREFORE, the Plan shall be amended as follows:

1. Section 2.2(f) of the Plan shall be deleted and the following inserted in its place:

                 A Participant may make a one-time election after the Participant's initial Deferral Election to accelerate or extend the Distribution Date; provided that such election shall not be effective unless the Committee receives the election at least one year and one day before the Distribution Date elected by the Participant at the time of his initial Deferral Election and provided that with respect to acceleration of the Distribution Date, the Participant's Employer provides prior written consent to such acceleration.

2.       A new Section 5.8 shall be added to the Plan as follows:

                 5.8. Small Amounts. Notwithstanding any election by the Participant regarding the timing and manner of payment of his Deferral Account, in the event of a Participant's Termination of Employment, the Employer may elect to pay the Participant a lump sum distribution of the entire value of the Participant's Deferral Account provided that the value is less than ten thousand dollars ($10,000) determined as of the Valuation Date coinciding with or immediately following the Participant's termination of employment.

Executed this 1st day of October, 1994.


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
                        HELLER INTERNATIONAL CORPORATION




              By: R.J. Almeida
                  -----------------

              Its: EVP
                   ----------------



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